                                                                    EXHIBIT 4.13



                                  EXHIBIT "A"

                      NON-QUALIFIED STOCK OPTION AGREEMENT


AGREEMENT, made as of the 30th day of May 1996, by and between Pollution Research and Control Corp., a California corporation having its principal executive offices at 506 Paula Avenue, Glendale, California 91201 (the "Grantor), and Liviakis Financial Communications, Inc., a California corporation having its principal executive offices at 2118 "P" Street, Suite C, Sacramento, California 95816 (the "Optionee").


                                  WITNESSETH:

         WHEREAS, the Optionee has agreed to perform services for the Grantor;
and

         WHEREAS, the Grantor is desirous that Optionee exert its utmost efforts on behalf of the Grantor.

         NOW, THEREFORE, in consideration of the Optionee's service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants to the Optionee options to purchase common stock of the Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

         1.     Option.

         The Grantor hereby grants to the Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended, the "Code") to purchase, prior to 5:00 p.m. Glendale time on May 29, 2000, as set forth in Paragraph 3 hereof, up to an aggregate of one million five hundred thousand (1,500,000) fully paid and nonassessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

         2.      Exercise Prices.

         The exercise prices shall be allocated as set forth below:

                 750,000 options to purchase shares at ninety-four cents ($.94) per Share;

                 375,000 options to purchase shares at one dollar and twenty-five cents ($1.25) per Share; and

                 375,000 options to purchase shares at two dollars ($2.00) per Share;

The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses incurred by the Grantor in connection herewith.

         3.      Exercise of Option.

         All of the options granted hereby shall first become exercisable on November 30, 1996. Subject to the provisions of Paragraph 4 hereof, such options shall be exercisable in whole or in part at any time and from time to time from the date on which they are first exercisable through 5:00 p.m. Glendale, CA time on May 29, 2000.

         In order to exercise the option granted hereunder in whole or in part, the Optionee shall deliver to the Grantor a written notice substantially in the form of Notice of Exercise of Option to Purchase Shares attached hereto, delivery to be effected by personal delivery, by overnight courier or by registered or certified mail, return receipt requested, addressed to the Grantor at its principal office. Such notice shall specify the number of Shares which Optionee is purchasing under the option herein granted and shall be accompanied by either:

         (i) payment (in the form of cash or certified or bank cashier's check) for the Shares so being purchased at the exercise price so specified in the form of Notice of Exercise of Option to Purchase Shares and therefor as specified in Paragraph 2 above; or

         (ii) Optionee's written direction to the Grantor to retain as consideration for the option exercise that number of Shares (rounded upward to the next highest full Share) so being purchased which have an aggregate value equal to the product derived by multiplying (a) the number of Shares so being purchased by (b) the exercise price so specified in the form of Notice of Exercise of Option to Purchase Shares and therefor as specified in Paragraph 2 above, such Shares to be valued for such purposes at the mean between the high and low prices at which Shares trade in the principal market in which Shares trade on the trading day preceding the date on which such notice is delivered to the Grantor.

         As soon as practicable thereafter but in any event within five (5) business days after Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing (x) in the case payment of the exercise price pursuant to (i) above the full number of Shares as to which this option was exercised by the Optionee or (y) in the case of payment of the exercise price pursuant to (ii) above the number of Shares remaining after subtracting from the full number of Shares as to which this option was exercised by Optionee that number of Shares which Grantor is to retain pursuant to (ii) above. Optionee shall be considered to be the holder and owner of the Shares to be evidenced by such certificates as of the close of business on the date Grantor received the notice of exercise accompanied by payment, as contemplated herein, without regard to the date of actual issuance of the certificate(s) representing such Shares,

         4.      Divisibility and Non-Assignability of the Option.

         (a) The Optionee may exercise the option herein granted in whole or in part at any time and from time to time, subject to the provisions of Paragraph 3 above, with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than ten thousand (10,000) Shares at any time, except for the remaining Shares covered by the option of less than ten thousand (10,000).

         (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, and the options herein granted, or any of them, shall be exercisable only by the Optionee or its legal successors.

         5.      Stock as Investment.

         By accepting this option, the Optionee agrees that it is Optionee's intention to purchase Shares hereunder for investment and without any view towards the resale or distribution thereof. In the event Shares to be issued upon exercise of this Option have not been registered at the time of proposed issuance under the Securities Act of 1933, as amended (the "Securities Act"), the Optionee shall deliver to the Grantor at the time of such issuance a written representation that Optionee is acquiring such Shares in good faith for investment purposes only and not for resale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares, in order to prevent transfers unless such Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is applicable.

         6.      Conditions to Issuance of Shares.

         The Grantor shall issue and deliver certificates for Shares purchased upon the exercise of any option granted hereunder, provided each of the following conditions is satisfied, which conditions the Grantor hereby undertakes and agrees to satisfy or cause to be satisfied: (a) the issuance of such Shares shall have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such issuance is exempt from the registration requirements of such Act; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Shares, if required, shall have been given by NASDAQ or any national securities exchange on which Shares are at the time of issuance listed.

         7.      Registration Rights.

         (a) If, at any time during the exercise period hereof and the three (3) years following any exercise hereunder, the Grantor proposes to file a registration statement with respect to any class of securities (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities Act, the Grantor shall notify the Optionee at least twenty
(20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the Shares. In a written notice to be delivered to the Grantor within twenty (20) days after receipt of any such notice from Grantor, the Optionee shall state the number of Shares that it wishes to register for resale and distribution publicly under the proposed registration statement. The Grantor will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file at least one (1) such registration statement by January 3 1, 1997. The Grantor will also use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to include within the coverage of each such registration statement (except as hereinafter provided) the Shares that Optionee has advised Grantor that Optionee wishes to register pursuant to such registration statement for resale and distribution, to prosecute each such registration statement diligently to effectiveness, and to cause such registration statement to become effective as promptly as practicable. In that regard, the Grantor makes no representation or warranties as to its ability to have any registration statement declared effective.

         All registrations requested pursuant to this Paragraph 7 (a) are referred to herein as "Piggyback Registrations." In the event the Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Optionee's rights to any other registration statement herein.

                 (i) Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Grantor, and if the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Grantor, then the Grantor will include in such registration statement first, the securities that the Grantor proposes to sell and second, the securities requested to be included in such registration statement by selling securityholders, such right to inclusion being apportioned pro rata among the Optionee and the other holders of any other securities requesting registration according to the market value of Shares and other securities requested to be registered.

         Notwithstanding the above, if any such underwriter shall advise the Grantor in writing that the distribution of the Shares being included in the registration statement concurrently with the securities being registered by the Grantor would materially adversely affect the distribution of such securities by the Grantor, then the Optionee shall delay its offering and sale for such period ending on the earliest of (a) 180 days following the effective date of the Grantor's registration statement, (b) the earliest date that, in the opinion of such underwriter, such adverse effect would no longer be caused, or
(c) such date as the Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, the Grantor shall file such supplements and post-effective amendments and take any such other actions as may be necessary or appropriate to permit such Optionee to make its proposed offering and sale for a period of at least ninety (90) days commencing immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Grantor, the underwriter and the Optionee. Notwithstanding the foregoing, the Grantor shall not be required to include Shares within the coverage of a registration statement being filed pursuant to this Paragraph 7(a)(i) if, in the opinion of counsel for both the Grantor and Optionee, all of the Shares proposed to be registered may be immediately transferred pursuant to the provisions of Rule 144 under the Securities Act.

                 (ii) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of securities of the Grantor, and the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then the Grantor will include in such registration statement the securities requested to be included in such registration statement by selling securityholders on a pro rata basis, with such rights to inclusion being apportioned among the Optionee and the other holders of any other securities requesting registration according to the market value of Shares and other securities requested by them, respectively, to be registered. Notwithstanding the foregoing, the Grantor shall not be required to include Shares within the coverage of a registration statement being filed pursuant to this Paragraph 9(a)(ii) if, in the opinion of counsel for both the Grantor and Optionee, all of the Shares proposed to be registered may be immediately transferred pursuant to the provisions of Rule 144 under the Securities Act.

         (b)     If at any time after November 30, 1996 and prior to the third
(3rd) anniversary of the earlier of the expiration of the option herein granted and the purchase of the final Shares remaining subject to such option Shares issued or issuable upon exercise of the option herein granted are not then registered under one or more Piggyback Registrations and then covered by a prospectus complying with the requirements of the Securities Act, the Optionee may by written notice to the Grantor require Grantor to file a registration statement under the Securities Act covering such Shares as Optionee may specify in such notice. Optionee shall be entitled so to require Grantor to file a registration statement pursuant to this Paragraph 7(b) on only one (1) occasion. The Grantor will file such a registration statement within ninety
(90) days of receipt of such notice; and thereafter will prosecute such registration statement diligently to effectiveness; will cause such registration statement to become effective as promptly as practicable; will promptly file all such supplements and post-effective amendments to such registration statement and take any such other actions as may be necessary or appropriate to make available to Optionee on as continuous a basis as soon as practicable a prospectus meeting the requirements of the Securities Act through the earliest of (a) the date on which the final Shares have been sold and distributed by Optionee, (b) the date on which, in the opinion of counsel for both the Grantor and Optionee, all of the Shares which Optionee then holds may be immediately transferred pursuant to the provisions of Rule 144 under the Securities Act, and (c) May 29, 2003. In that regard, the Grantor makes no representations or warranties as to its ability to have any registration statement or post-effective amendment thereto declared effective.

         (c) In the event of any registration of a security pursuant to this Paragraph 7, the Grantor shall indemnify the Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to the Grantor by the Optionee expressly for use therein. The Optionee shall also indemnify the Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and Shares so registered with respect to losses, claims, damages and liabilities caused by an untrue statement or omission made in reliance upon and in conformity with information furnished by the Optionee to the Grantor in writing expressly for use in such registration statement or prospectus.

         (d) All expenses of any registration referred to in this Paragraph 7, except the fees and disbursement of counsel to the Optionee, underwriting commissions or discounts and any transfer or other taxes applicable to the transfer of Shares by the Optionee, shall be borne by the Grantor.

         (e) Following the exercise of options hereunder, the Optionee shall promptly advise the Grantor when Optionee no longer holds any shares acquired through the exercise of options granted hereunder, and upon the request of the Grantor, the Optionee shall advise the Grantor from time to time of the number of Shares then held by Optionee which were acquired through the exercise of options granted hereunder.

         8.      Adjustments Upon Changes in Capitalization.

         (a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations or any similar events or events having similar consequences, the number and class of Shares as to which the option may be exercised shall be correspondingly adjusted so that for the same aggregate exercise price the Optionee shall be entitled to acquire the securities and other property Optionee would have held if Optionee had exercised the option granted hereunder for the number of Shares under consideration prior to the first of such events to occur and continued to hold such Shares and all other securities and other property issued with respect thereto in connection with such events. No adjustment shall be made with respect to cash dividends or non-liquidating dividends payable in property other than cash, so long as Grantor provides Optionee with written notice of any such proposed dividend at least fifteen (15) days prior to the record date for such dividend. Grantor shall also give Optionee prompt written notice of any event resulting in an adjustment under this Paragraph 8(a), including a detailed computation of such adjustment.

         (b) Any adjustment in the number and kind of Shares and other securities shall apply proportionately to only the unexercised portion of the option granted hereunder at the time of the event given rise to the adjustment. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined young power or value of all classes of stock of the Grantor or its subsidiaries, in which case the adjustment shall be revised to the next lower whole number of Shares.

         9.    Effect of Mergers, Consolidations or Sales of Assets.

         In the event Grantor should propose to merge or consolidate with, or engage in some other form of business combination with, any other corporation or entity on a basis in which Grantor is not to be the surviving entity, then as a condition precedent to proceeding with such merger, consolidation or other business entity, Grantor agrees to assume and perform all of Grantor's obligations under the right to acquire the same securities and property for the option exercise price specified herein as Optionee would have received if Optionee had exercised the option granted herein immediately prior to such merger, consolidation or other business combination. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

         10.     No Rights in Option Stock.

         Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

         11.     Effect Upon Employment.

         This Agreement does not give the Optionee any right to employment by, or any other relationship with, the Grantor.

         12.     Binding Effect.

         Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

         13.     Miscellaneous.

         This Agreement shall be construed under the laws of the State of California applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                       Pollution Research and Control Corp.



                                       By: /s/ ALBERT E. GOSSELIN, JR.
                                          -----------------------------


                                       ACCEPTED AND AGREED TO:

                                       LIVIAKIS FINANCIAL COMMUNICATIONS, INC.


                                       By: /s/ JOHN M. LIVIAKIS
                                          --------------------------------
                                               John M. Liviakis, President

                NOTICE OF EXERCISE OF OPTION TO PURCHASE SHARES


TO:      POLLUTION RESEARCH AND CONTROL CORP.

         The undersigned hereby exercises the option for the purchase of ______________________________ ( _________________) Shares with an exercise price of ___________________________________ ($___________)  according to the terms and conditions of that certain Non-Qualified Stock Option Agreement, dated as of May 30, 1996, between Pollution Research and Control Corp. and the undersigned (the "Agreement") and herewith makes payment of the exercise price in full in accordance with the terms of said Agreement by (check one):

         [   ]   (i)  payment in the form of cash or certified or bank
cashier's check for the Shares so being purchased at the exercise price of __________________($______________) therefor as specified in Paragraph 2 of the Agreement; or

         [   ]   (ii)  these written directions to the Grantor to retain as consideration for the option exercise that number of the Shares (rounded upward to the next highest full Share) so being purchased which have an aggregate value (valued for such purpose at the mean between the high and low prices at which Shares traded in the principal market in which Shares trade on the trading day preceding the date on which this Notice is delivered to Pollution Research and Control Corp.) equal to the product derived by multiplying (a) the number of Shares so being purchased by (b) the exercise price therefor as specified in Paragraph 2 of the Agreement.

         The undersigned is purchasing such Shares for investment purposes only and not with a view to the sale or distribution thereof. Kindly issue the certificate for such Shares in accordance with the instructions given below.



                              -----------------------------
                                        Signature


Social Security or Taxpayer I.D. Number:
                                         ----------------------

Instructions for issuance of stock:


--------------------------------------------------------------------------------
                                   Name


--------------------------------------------------------------------------------
                               Street Address


--------------------------------------------------------------------------------
    City                            State                          Zip Code